BERMAN & COMPANY, P.A.
Certified Public Accountants and Consultants

May 20, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Monkey Rock Group, Inc.
File Reference No. 1-15165

We were previously the independent registered public accounting firm for Monkey Rock Group, Inc. On May 20, 2011, the Company dismissed us as its independent registered public accounting firm. We have read Monkey Rock Group, Inc.'s statements included in Item 4.01 on Form 8-K regarding the recent change of auditors. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

Berman & Company, P.A.

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants